CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of October 20, 2021, by and among **PCT LTD**, a Nevada corporation ("PCTL"), **NANO GAS TECHNOLOGIES INC**, a Delaware Corporation ("NanoGas"), NGT ENERGY INC, a Texas Corporation ("NGT"), **DAVID HOLCOMB**, an individual ("Holcomb"), and **DISRUPTIVE OIL & GAS TECHNOLOGIES CORP**, a Nevada corporation (the "Assignee"), with reference to the following facts:

RECITALS:

A. PCTL holds 100% of the outstanding securities of Assignee (the "PCTL Interest") and pursuant to the terms and conditions hereof has agreed to assign to NanoGas 46.25% of the PCTL Interest. .

B. Gary Grieco, David Holcomb, Jeffery Hardin, and Leonard Bland invented the pending patent titled "Nanobubble Dispersions in Electrochemically Activated Solutions" (the pending "Patent"), as set forth in Exhibit A. Gary Grieco, David Holcomb, Jeffrey Hardin, and Leonard Bland are the sole inventors. Jeffery Hardin and Leonard Bland have assigned their rights to Nano Gas Technologies. None of the parties to this agreement has any knowledge of any other interest in the Patent by any other individual or third party.

C. NanoGas, through two of its affiliates, Jeffery Hardin and Leonard Bland owns rights and interests to the Patent, and pursuant to the terms and conditions hereof has agreed to assign the Patent to the Assignee subject to Assignee's statement that it has not yet begun operations.

D. PCTL, through one of its affiliates, Gary Grieco, and its consultant Holcomb owns the remaining rights and interests to the Patent, and pursuant to the terms and conditions hereof have agreed to assign the Patent to the Assignee.

E. Holcomb has knowledge and experience in the oil and gas industry, which are anticipated to be of great value to Assignee, and pursuant to the terms and conditions hereof has agreed to assist Assignee in furthering its business goals in exchange for 7.5% of the PCTL Interest.

F. The parties have agreed to execute this Agreement to memorialize the terms and conditions on which; (i) PCTL shall transfer a 46.25% interest in Assignee to NanoGas, (ii) NanoGas and PCTL shall contribute the Patent to Assignee, and (iii) PCTL shall transfer a 7.5% interest in Assignee to Holcomb.

G. NGT holds an exclusive worldwide license to NanoGas intellectual property. NGT has experience in the generation of nanobubbles for use in this Patent which is anticipated to be of great value to Assignee. NGT has agreed to the assignment of the Patent to Assignee in anticipation of operational revenue resulting from the use of this and other NanoGas patents by Assignee or its licensees.

AGREEMENTS:

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. **ASSIGNMENT OF PATENT; TRANSFER OF PCTL INTEREST.** NanoGas and NGT irrevocably agree to transfer, through the assignment directly from its two affiliates (included in Exhibit A attached hereto), set over, and assign to Assignee all the right, title and interest in and to the Patent, free and clear of all liens and restrictions whatsoever. Upon assignment of the Patent, PCTL shall transfer four hundred sixty two thousand five hundred (462,500) shares of Assignee's common stock to NanoGas (the "Shares"), which represents 46.25% of the outstanding shares, and seventy five thousand (75,000) Shares to Holcomb, which represents 7.5% of the outstanding shares.

2. **ACCEPTANCE.** Upon assignment of the Patent, Assignee agrees to accept the Patent and recognize the transfer of the PCTL Interest in Assignee to NanoGas and Holcomb.

3. **REPRESENTATION AND WARRANTY BY PCTL AND ASSIGNEE.** PCTL and Assignee represent and warrant that Assignee has not yet begun operations, and therefore has no assets, liabilities, revenue, or expenses, with the exception of $1,000.00 in startup expenses. Assignee has 65,000,000 shares of common stock authorized and 10,000,000 shares of preferred stock authorized, and only 1,000,000 shares of common stock outstanding on a fully diluted basis

4. **REPRESENTATION BY PCTL.** PCTL hereby disclaims any and all rights to ownership of the Patent.

5. **LIMITED WARRANTIES.** NanoGas and NGT hereby represent and warrant and will further represent and warrant concurrent with the contribution to Assignee that they have not previously assigned or otherwise transferred to any other person any rights in or to the Patent. Additionally, PCTL hereby represents and warrants, and will further represent and warrant concurrent with the contribution, to Assignee and NanoGas that it has not previously assigned or otherwise transferred to any other person any rights in or to the PCTL Interest.

6. **INVESTMENT REPRESENTATIONS BY NANOGAS AND HOLCOMB.** NanoGas and Holcomb represent and warrant to Assignee that:

   (a) **BROKERS AND FINDERS.** It has not retained and has not incurred any liabilities to any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

   (b) **PURCHASE ENTIRELY FOR OWN ACCOUNT.** The Shares being transferred to it hereunder are being acquired by it for investment for its own account and not with a view to any distribution or other transfer of such Shares.

(c) **Restricted Securities.** It understands and acknowledges that the transfer of the Shares pursuant to this Agreement will not be registered under the Securities Act of 1933 on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and that Assignee's reliance upon such exemption is predicated, in part, upon each party's representations set forth in this Agreement.

(d) **Investment Experience and Disclosure of Information.** It (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; (ii) has received all the information that it has requested from Assignee and PCTL in connection with its receipt of the Shares; (iii) has the ability to bear the economic risks of its prospective investment; and (iv) is able to bear the economic risk of its investment and to hold the Shares for an indefinite period of time.

(e) **Accredited Investor.** It is an "accredited investor," as such term is defined for purposes of Regulation D promulgated by the Commission.

7. **Board and Management of Assignee.** Assignee shall be managed by a board of directors and officers, as set forth in the Bylaws attached hereto as Exhibit C. PCTL and NanoGas shall each have the right to appoint two board members to Assignee's board and in turn such members shall jointly appoint a single additional board member. The board of directors shall initially be fixed at a maximum of five persons, which shall be Gary Grieco and Thomas Kane (PCTL designees), Leonard Bland and Jeffery Hardin (NanoGas designee) and David Holcomb (joint designee). Officers shall be appointed by the board as necessary from time to time to carry out the business operations of Assignee.

8. **Limitations on Transfer of Shares.** Any transfer of in excess of 20% ownership in Assignees Shares (whether by a single transaction or combination of transactions) by either PCTL or NanoGas shall require the written consent of the non-transferring party. Further, any transfer that would result in either PCTL or NanoGas owning more than 46.25% of Assignees Shares shall require the written consent of the non-transferring party.

9. **Drag Along Rights.** If one or more stockholders of Assignee owning more than 46.25% of Assignee's capital stock (the "Controlling Stockholder") is required to sell all or part of the capital stock of Assignee owned by the Controlling Stockholder to a third-party who is not an affiliate of such Controlling Stockholder as a condition of a sale or other transaction (a "Sale Transaction"), such Controlling Stockholder may, in its sole discretion, require the other stockholders of Assignee to sell all or the same proportionate amount of Shares as the Controlling Stockholder in accordance with this Section 8 ("Drag-Along Rights"). If the Controlling Stockholder exercises its Drag-Along Rights, the other stockholders shall be required to sell their Shares or a portion of their Shares upon the same terms as the shares of the Controlling Stockholder and at a purchase price per Share not less than the fair market value of such Share, as valued by an independent accountant or business evaluation expert. Cost of the valuation shall be borne by the Controlling Stockholder.

10. **Miscellaneous.**

10.1 Authorization. Each party has the full power and authority to enter into this Agreement, and this Agreement constitutes the legally binding and valid obligation of each party, and is enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The assignments from its affiliates are true and correct, and fully enforceable in accordance with federal law.

10.2 Notices. All notices, elections, requests, demands, and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when personally delivered, or (b) on the fifth (5th) Business Day after the date on which deposited in the national mail system of the country of the sender's residence and (for items transmitted under this clause "(b)" from a source in the United States to a destination also in the United States) as evidenced by a receipt for registered or certified mail signed by the recipient or an authorized agent of recipient, or (c) on the date on which transmitted by facsimile or other electronic means generating a receipt evidencing a successful transmission; or (d) on the next business day after the business day on which deposited with a nationally or internationally recognized overnight commercial delivery service (e.g., Federal Express or DHL) for the fastest commercially available overnight delivery, with a return receipt (or equivalent thereof administered by such regulated public carrier) requested, freight prepaid, addressed to the party for whom intended at the address set forth on the signature page of this Agreement, or such other address, facsimile number, or email address, notice of which is given in a manner permitted by this Section 10.2.

10.3 Severability. If at any time any provision of this Agreement is or becomes illegal, invalid, or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity, or enforceability of the remaining provisions hereof nor the legality, validity, or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired thereby, and the remainder of the provisions of this Agreement will remain in full force and effect.

10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to the conflict of laws principals thereunder.

10.5 Costs and Expenses. Except as expressly provided for elsewhere in this Agreement, each party will be responsible for all costs and expenses incurred by such party in performing its obligations or exercising its rights under this Agreement.

10.6 Remedies. The parties' rights and remedies under this Agreement and at law will be cumulative.

10.7 ASSIGNMENT. Neither party may assign this Agreement or any rights hereunder, whether by operation of law or otherwise, without the prior written consent of the other party. Any attempted or purported assignment or delegation by either party in violation of this Section 10.7 will be null and void.

10.8 WAIVER. All waivers must be in writing. Any waiver of or failure to enforce a provision of this Agreement on one occasion will not be deemed a waiver of any other provision or such provision on any other occasion.

10.9 ENTIRE AGREEMENT. This Agreement, (a) constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings, whether oral or written, regarding such subject matter, and (b) may not be modified or amended, except by a written instrument executed after the Effective Date hereof by the party sought to be charged with such modification or amendment.

10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and such counterparts may be exchanged by the Parties by facsimile or other electronic means. Each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

10.11 FURTHER ASSURANCES. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

[*Signatures appear on the following page.*]

In Witness Whereof, the undersigned have executed this Agreement, as of the date first set forth above.

"PCTL"

PCT LTD,
a Nevada corporation

By: ______________________________
Gary Grieco, President

By: ______________________________
Arthur Abraham, CFO

Address, Facsimile No., & Email for Notices:

PCT LTD
4235 Commerce Street
Little River, SC 29566

Telephone: (843) 390-7900
Facsimile No.: (843) 390-2327
Email: admin@para-con.com

"NanoGas"

Nano Gas Technologies,
A Delaware Corporation

By: ______________________________

Name: Len Bland______________________

Its:CEO______________________________

Address, Facsimile & Email for Notices:

Nano Gas Technologies
655 Deerfield Rd., Suite 100-140
Deerfield, IL 60015

Telephone: (847) 317-0656
Facsimile No.: (847) 919-4396
Email: lbland@nanogastechnologies.com

"Assignee"

Disruptive Oil & Gas Technologies Corp, a Nevada corporation

By: ______________________________
Gary Grieco, President

Address, Facsimile No., & Email for Notices:

Disruptive Oil & Gas Technologies Corp
4235 Commerce Street
Little River, SC 29566

Telephone No.: (843) 390-7900
Facsimile No.: (843) 390-2327
Email: carnold@para-con.com

with a copy to:

ANTHONY N. DEMINT
Attorney at Law
DeMint Law, PLLC
3753 Howard Hughes Parkway
Second Floor, Suite 314
Las Vegas, NV 89169

Telephone No.: (702) 714-0889
Email: anthony@demintlaw.com

"Pentagon Technical Services Inc."

Pentagon Technical Services Inc.
An Arizona Corporation

____
David L. Holcomb, President

<u>**Address, Facsimile & Email for Notices**</u>:

David L. Holcomb
6760 West Stony Quail Way
Florence, Arizona 85132

Telephone: (303) 905-4410
Facsimile No.: (___) __n/a_________
Email: mojodlh@gmail.com

"NGT"

NGT ENERGY INC,
A Texas Corporation______________

By: __________________________________

Name: Len Bland_______________________

Its:CEO______________________________

<u>**Address, Facsimile & Email for Notices**</u>:

NGT Energy, Inc.
<u>2231 US Highway 380</u>
<u>Brownfield, TX 79316</u>

Telephone: (832) 903-5961
Facsimile No.: (847) 919-4396
Email: ngtenergy@gmail.com

"Pentagon Technical Services Inc."

Pentagon Technical Services Inc.
An Arizona Corporation

____
David L. Holcomb, President

<u>Address, Facsimile & Email for Notices</u>:

David L. Holcomb
6760 West Stony Quail Way
Florence, Arizona 85132

Telephone: (303) 905-4410
Facsimile No.: (___) __n/a_________
Email: mojodlh@gmail.com

"NGT"

NGT ENERGY INC,
A Texas Corporation______________

By: ___________________________________

Name: Len Bland________________________

Its:CEO________________________________

<u>Address, Facsimile & Email for Notices</u>:

NGT Energy, Inc.
<u>2231 US Highway 380</u>
<u>Brownfield, TX 79316</u>

Telephone: (832) 903-5961
Facsimile No.: (847) 919-4396
Email: ngtenergy@gmail.com

Exhibit A – Patent and Assignments

Exhibit B – Bylaws